A MESSAGE FROM THE CEO OF LAMPERD
TO OUR VALUED STOCKHOLDERS

SARNIA, Ontario, May 29, 2008 - Lamperd Less Lethal Inc. (OTCBB:LLLI) – Since going public, three years ago, our concentration has been on refining existing products, creating new ones and establishing government protocol for shipments outside of Canada. We have also been developing distribution and sales contacts in diversified markets such as Belgium, Israel, Greece, Finland, Singapore, the United Kingdom, Africa, and the United States. Furthermore, other countries within Europe and South America have been in contact with us, and we are currently working to develop distribution channels with them.

Most recently, officials for the 2010 Winter Olympics in Vancouver, British Columbia, Canada have invited us to participate in a symposium on June 25, 2008 to display our products. These officials will most certainly take note of the superiority of our product line and our ability to provide a one stop to shop for purchasing security, training, and less lethal products. Our FTS provides an outstanding training experience for the most advanced law enforcement or military personnel. The Undercarriage Camera System (LLUCIS) is a unique product and provides any facility with perimeter security while protecting its security personnel and the facility from acts of aggression. Our recent penetration into the Israel market validates the Wasp and its use in the less lethal arena. Interest in our CCT (Crowd Control Tanks) has exploded due to its innovative technology and the Fox Lab OC formula, which has proven to be the most effective OC product available. Finally, we believe that the EMD Safety Bracelet, when it is developed, will have its rightful place for providing security in the airline industry; and the use of the EMD Safety Bracelet will certainly expand to other areas of use.

All of this preparatory work has positioned us to move forward rapidly to increase our sales. Based on current orders that are in process, and estimates for 2008, we expect this year to be stronger than any previous year to date. With these great products and the current and potential market, we know that our stock is undervalued and we will buy back shares as funds become available.

About Lamperd

Lamperd Less Lethal is the developer and manufacturer of a wide range of leading edge civil defense equipment, including less lethal munitions such as the WASP round and the Defender series of launchers, as well acting as a supplier of training and accessories, for the police, military, private security and corrections markets.

Forward-Looking Statements. This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any issuer repurchase program and any statements regarding beliefs, plans, expectations or intentions regarding the future. Such factors include, among others, the inherent uncertainties associated with the development of an early stage company in the firearms and munitions industry and its products and the entry into new markets for our products. These forward-looking statements are made as of the date of this news release, and Lamperd Less Lethal assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact
Barry Lamperd, CEO/ President
Telephone: 519-344-4445
info@lamperdlesslethal.com